UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  June 29, 2022
Kalera Public Limited Company
(Exact name of registrant as specified in its charter)

Republic of Ireland	001-41439	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kalera Public Limited Company
10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:  + 353 01 920 1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	KAL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	KALWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.
On June 29, 2022 Kalera Public Limited Company issued a press release announcing the completion of its previously announced business combination with Agrico Acquisition Corp. (“Agrico”) and the trading of its ordinary shares and warrants on Nasdaq under the ticker symbols “KAL” and “KALWW”, respectively, on June 29, 2022. In connection with the closing of the transaction, Agrico received elections to redeem approximately 14.3 million of its outstanding ordinary shares. The above description of the press release does not purport to be complete and is qualified in its entirety by reference to the full text of such press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 29, 2022

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALERA PUBLIC LIMITED COMPANY

By:		/s/ Curtis McWilliams
	Name:	Curtis McWilliams
	Title:	Director
Dated:  June 29, 2022
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